NEWS RELEASE

Harte Hanks Reports Third Quarter 2018 Financial Results

SAN ANTONIO, Texas – November 7, 2018 -- Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and interaction-led marketing, today announced financial results for the quarter ended September 30, 2018.
“In a little over a year, we have turned over the entire independent board and replaced senior management. The new Harte Hanks leadership team is taking aggressive action to restore operational and financial credibility to our hard-working employees, valued customers and shareholders,” commented Alfred V. Tobia Jr., Harte Hanks’ Chairman. “We are refocusing attention on the traditional Harte Hanks service lines, which remain profitable. The board and the Office of the CEO is committed to establishing a clear strategy and achievable goals.”
“We expect to generate positive quarterly EBITDA at some point in the second half of 2019 and believe we have sufficient cash, ample working capital and more than $19 million on an undrawn revolving line of credit which provides the necessary runway to achieve this goal,” Tobia added. “In addition, by the end of 2019, we anticipate receipt of more than $13 million in tax refunds, which would further bolster our balance sheet, as we work to transition to profitability.”
Jon Biro, Chief Financial Officer added, “In its first 60 days, the current Harte Hanks leadership took action to reduce annualized fixed costs by more than $6 million. Heading into the fourth quarter we are working with leaders across each of our business lines to identify additional areas for potential cost savings. Based on the initiatives we are working on today, I believe there will be meaningful opportunities to further streamline our organization. We will enter 2019 a leaner, more focused organization; I am confident that we have the balance sheet and resources needed to restore profitability and revitalize growth.”
The following table presents comparative financial highlights of the company's operations for the third quarters of 2018 and 2017.

RESULTS FROM OPERATIONS

(In thousands, except per share amounts)	For the Three Months Ended September 30,
	2018	2017	% Change
Revenues from continuing operations	$63,588	$94,424	(32.70)
Revenues without 3Q Digital (1)	$63,588	$85,024	(25.20)
Operating Income (Loss)	$(10,353)	$950	NM
Adjusted Operating Income/(Loss) (1)	$(8,512)	$1,799	NM
Loss attributable to common stockholders	$(10,109)	$(2,480)	NM
Basic and Diluted Loss per common share	$(1.620)	$(0.400)	NM

(1) The company’s 3Q Digital, Inc. subsidiary was sold on February 28, 2018. Revenues without 3Q Digital and Adjusted Operating Income/(Loss) are each non-GAAP financial measures. See the attached table for reconciliation of these non-GAAP financial measures to the most comparable GAAP measures.
NM – Not meaningful

Third Quarter 2018 Results
Third quarter 2018 revenues were $63.6 million, compared to $94.4 million during the same quarter last year, a $30.8 million, or a 32.7%, decline. This decline was due to lower revenue in all industry verticals, led by Retail and Consumer Brands, along with the absence of 3Q Digital revenue which contributed revenue of $9.4 million in the third quarter of 2017. Excluding this impact, third quarter 2018 revenue would have declined $21.5 million or 25.2%. The 3Q Digital business was sold in the first quarter of 2018.
Third quarter operating loss was $10.4 million, compared to operating income of $950,000 in the same quarter last year. The loss was due to lower revenue, which was partially offset by the impact of our cost reduction efforts which lowered operating expenses, including lower managed payroll (net of higher severance expense), lower production and distribution expenses, as a result of lower transportation costs, and the absence of expenses related to the company’s 3Q Digital business. Also impacting third quarter 2018 operating loss was a $3.8 million asset impairment charge relating to certain internally developed software.
Third quarter 2018 Adjusted Operating Loss was $8.5 million, compared to Adjusted Operating Income of $1.8 million in the year-ago quarter. The decline in Adjusted Operating Income was due to the impact of lower revenue, partially offset by our cost reduction efforts, which reduced expenses.
Loss attributable to common stockholders for the third quarter of 2018 was $10.1 million, or Basic and Diluted Loss per common share of $1.62. In the year ago period, the loss was $2.5 million, or Basic and Diluted Loss per common share of $0.40.

Conference Call Information

The company will host a conference call to discuss the earnings release today at
11 a.m. Eastern Time. To access an audio webcast, please use the link available in the Investors Events section of the Harte Hanks website.
To participate on the live call, investors should dial (888) 394-8218 (toll free) or (323) 701-0225 and reference conference ID is 5202033.
Following the conclusion of the live call, a telephonic replay will be available for 48 hours by dialing (844) 512-2921 or (412) 317-6671 and using the pin number 5202033. The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world's leading brands. Harte Hanks has approximately 3,200 employees located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company may use certain non-GAAP measures of financial performance, including “Revenues without 3Q Digital” and “Adjusted Operating Income/(Loss),” in order to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. The most directly comparable measure for these non-GAAP financial measures are Revenues from continuing operations and Operating Income (Loss). The company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. In particular, the use of the non-GAAP financial measures “Revenues without 3Q Digital” and “Adjusted Operating Income/(Loss)” are useful to both management and investors in their analysis of the company’s Consolidated Statements of Operations (Unaudited) because they facilitate a period to period comparison of Operating revenue and Operating Loss by excluding significant, unusual, non-recurring items in 2018 and 2017. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

As used herein, “Harte Hanks” or “the company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Investor Contact:
Rob Fink
Hayden IR
646-415-8972
HHS@HaydenIR.com

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

In thousands, except per share data	Three Months Ended September 30, 2018	2017	Nine Months Ended September 30, 2018	2017
Operating revenues......$.	63,588	$ 94,424	$ 214,417	$ 284,040
Operating expenses				
Labor......	35,619	55,047	125,999	172,500
Production and distribution......	23,016	26,726	73,523	80,125
Advertising, selling, general and administrative......	9,658	9,145	26,891	30,431
Impairment of assets......	3,822	-	3,822	-
Depreciation, software and intangible asset amortization......	1,826	2,556	5,879	8,166
Total operating expenses......	73,941	93,474	236,114	291,222
Operating (Loss) Income......	(10,353)	950	(21,697)	(7,182)
Other expenses				
Interest expense, net......	177	1,285	1,289	3,543
Gain on sale......	-	-	(30,954)	-
Other, net......	891	1,763	2,859	5,087
Total other expenses......	1,068	3,048	(26,806)	8,630
Income/(Loss) before income taxes......	(11,421)	(2,098)	5,109	(15,812)
Income tax (benefit) expense......	(1,437)	382	(10,800)	(3,293)
Net Income/(Loss)......	(9,984)	(2,480)	15,909	(12,519)
Less: Earnings attributable to participating securities......	-	-	1,957	-
Less Preferred stock dividends	125	-	332	-
Income/(Loss) attributable to common stockholders $	(10,109)	$ (2,480)	$ 13,620	$ (12,519)
Earnings (Loss) per common share				
Basic......$	(1.62)	$ (0.40)	$ 2.19	$ (2.02)
Diluted......	(1.62)	(0.40)	2.18	$ (2.02)
Weighted-average common shares outstanding......				
Basic......	6,250	6,201	6,230	6,187
Diluted......	6,250	6,201	6,251	6,187